Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-86494) of American Locker Group Incorporated's 1999 Stock Incentive Plan of our report dated August 30, 2007 with respect to the financial statements and financial statement schedule and adjustments to restate the 2003 consolidated financial statements of American Locker Group Incorporated included in this Annual Report (Form 10-K) for the year ended December 31, 2005.

/s/ Travis, Wolff & Company, LLP

Dallas, Texas
August 30, 2007